                                  Exhibit 4.3

                              CONSULTING AGREEMENT

     THIS CONSULTING AGREEMENT (the "Agreement") is effective as of the 12th day of June, 1996, by and between JAVA CENTRALE, INC., a California corporation, (the "Company") and THE HAYDEN GROUP, a Nevada corporation, (the "Consultant").


                                 R E C I T A L S

     A.   The Company is a publicly-held company.

     B. The Consultant is knowledgeable and experienced in the business of providing financial and public relations services to publicly traded companies.

     C. The Company desires to retain the Consultant to provide specified services for the Company.


                               A G R E E M E N T

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the receipt and sufficiency of which is acknowledged by all parties hereto, the parties do hereby agree as follows:

     1.   DUTIES OF CONSULTANT.

          (a) The Company hereby engages Consultant to provide public relations services. Such services shall include, in general, advice to and consultation with the Company's management concerning general and financial public relations, overall marketing policy, methods of expanding investor support, and increasing investor awareness of the Company and its strategy and products.

          (b) The parties mutually recognize and agree that Consultant, in rendering advice or recommendations to the Company, is not and will not be responsible for any management decisions on behalf of the Company and that it is not authorized or empowered to commit the Company to any recommendation or course of action. No document, material, or information regarding the Company or its business shall be released, or publicly or privately disseminated, by Consultant or its affiliates without the prior approval of the Company.

     2.   TERM OF THE AGREEMENT.

          (a) This Agreement shall continue in effect until the close of business on June 12, 1997, unless terminated earlier as provided below.

          (b) Notwithstanding the provisions of the foregoing paragraph, either party to this Agreement may in its sole discretion terminate it, upon sixty (60) days' written notice, at any time.

     3.   COMPENSATION.

          (a) As compensation for the services to be provided by Consultant to the Company pursuant to this Agreement, the Company hereby grants to Consultant warrants (the "Warrants") to purchase a total of Three Hundred Fifty Thousand (350,000) fully paid and nonassessable shares of its common stock (the "Warrant Shares") at the following purchase prices, subject to the terms of this Agreement and on the other terms specified herein and in the Warrant Agreement attached hereto as Exhibit A:

          (i) One Hundred Seventy-Five Thousand (175,000) Warrant Shares, at One Dollar ($1.00) per share; and

          (ii) One Hundred Seventy-Five Thousand (175,000) Warrant Shares, at One Dollar Fifty Cents ($1.50) per share.

          (b) It is expressly agreed that Consultant shall be responsible for and shall pay any and all expenses incurred by Consultant or others in performing the services to be performed by it or under its direction pursuant to this Agreement. It is understood that such expenses to be borne by Consultant shall include, but not be limited to, postage and other expenses of mailings, agency fees and media fees incurred in connection with the placement of any publication, advertisement or program, and travel and communications expenses.

          (c) The issuance and delivery of the Warrant Shares is subject to the registration of the Warrant Shares pursuant to the Securities Act of 1933. It is anticipated that the Warrant Shares will be registered with the Securities and Exchange Commission as soon as practicable following the execution and delivery of this Agreement.

     4. SERVICES NOT EXCLUSIVE. Consultant shall devote such of its time and effort as is necessary to the discharge of its duties hereunder. The Company acknowledges that Consultant is engaged in other business activities and that it will continue such activities during the term of this Agreement. Consultant shall not be restricted from engaging in other business activities during the term of this Agreement, except that during such term Consultant shall not, without the Company's written consent, represent any other public or non-public company which is in direct competition with the Company. Similarly, the Company shall not in any way be restricted from engaging such other consultants, employees, or advisors, for whatever purposes, as it may deem appropriate during the term hereof.

5.   CONFIDENTIALITY; INSIDER TRADING.

          (a) Consultant acknowledges that from time to time it or its employees, officers, directors, and agents may have access to confidential documents and information regarding the Company and its business. Consultant represents and warrants that (i) all such information and documents belong to the Company, are proprietary, and contain trade secrets and other confidential information, (ii) neither it nor such employees, officers, directors, or affiliates will, during or subsequent to the term of this Agreement, divulge, furnish, or make accessible to any person (other than with the prior written permission of the Company) any such documents, knowledge, or information or plans of the Company with respect to the Company or its business, and (iii) Consultant hereby assigns and agrees to assign to the Company all rights in such information, knowledge, and/or documents which it may receive during the term hereof.

          (b) Consultant shall not purchase or sell any shares of the Company's common stock at any time during which Consultant is in possession of material nonpublic information regarding the Company or its business. For the purposes of this Section 5, any such nonpublic information shall be deemed to be nonpublic prior to its disclosure to the public and for a period of 72 hours after any such disclosure.

     6.   REPRESENTATIONS OF CONSULTANT.

          Consultant represents and warrants to the Company as follows:

          (a) Consultant has received from the Company, and has carefully reviewed, (i) the Company's annual report on Form 10-K for the fiscal year ended March 31, 1995, (ii) the Company's report on Form 10-Q for the quarter ended December 31, 1996 (such reports being collectively referred to herein as the "Reports"), and (iii) such other information and documents pertaining to the Company as it has deemed necessary in order to be able to properly evaluate the Company's prospects and financial condition.

          (b) Consultant has had a reasonable opportunity to ask questions of and receive answers from the Company concerning the

Company and its business and financial affairs, and all such questions, if any, have been answered to its full satisfaction.

          (c) Consultant has such knowledge and expertise in financial and business matters that it is capable of evaluating the merits and risks involved in an investment in the Warrant Shares.

          (d) Except as set forth in this Agreement, no representations or warranties have been made to Consultant by the Company or any agent, employee or affiliate of the Company; and in entering into this transaction, Consultant is relying upon the results of its own independent investigation.

          (e) Consultant is aware that because of the Company's financial position and other factors, the acquisition of the shares to be paid to Consultant as compensation hereunder involves a high degree of risk, including the risk that Consultant may lose its entire investment in the shares of common stock.

          (f) The Warrant Shares are being acquired by Consultant for its own account and not on behalf of any other person, and are being acquired for investment purposes and not for distribution.

          (g) The services to be performed pursuant to this Agreement are not in connection with or dependent upon the offer or sale of any of the Company's securities, whether in a capital raising transaction or otherwise.

          (h) Consultant shall not transfer or sell the Warrant Shares without registration under the Act and any applicable state securities laws, unless exemptions from such registration requirements are available.

          (i) Neither Consultant nor any of its employees or affiliates is an officer, director, employee, affiliate, or agent of the Company.

     7.   REPRESENTATIONS OF THE COMPANY.

          The Company represents and warrants to Consultant as follows:

          (a) The Company will file a Registration Statement on Form S-8 (the "Registration Statement") to register the Warrant Shares as soon as practicable after the date of this Agreement.

          (b) The Company will comply with applicable state securities laws and regulations with respect to the registration or qualification of the Warrant Shares.

          (c) Upon issuance in accordance with the terms of this Agreement, the Warrant Shares will be duly authorized, validly issued, and unassessable shares of the Company's common stock.

          (d) All necessary corporate action has been or will be taken by the Company in order to authorize the execution and performance of this Agreement by the Company.

     8. ARBITRATION. Any Dispute arising between the Company and Consultant arising out of or related to this Agreement or breach thereof, shall be settled by arbitration in accordance with the rules of the American Arbitration Association, which shall be conducted in the State of California, County of Sacramento. Any award made by such arbitrators shall be binding and conclusive for all purposes thereof, may include injunctive relief, as well as orders for specific performance, and may be entered as a final judgment in any court of competent jurisdiction. No arbitration arising out of or relating to this Agreement shall include, by consolidation or joinder or in any other manner, parties other than the Company, Consultant, and other persons substantially involved in common questions of fact or law whose presence is required if complete relief is to be afforded in such arbitration. The cost and expenses of such arbitration shall be borne in accordance with the determination of the arbitrators and may include reasonable attorney's fees. Each party hereby further agrees that service of process may be made upon it by registered or certified mail or personal service at the address provided for herein.

     9.   MISCELLANEOUS.

          (a) GOVERNING LAW; JURISDICTION AND VENUE. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California, without regard to the choice of law provisions thereof.
The parties agree that any suit or proceeding in connection with, arising out of, or relating to this Agreement shall be instituted only in a court (whether federal or California) located in Sacramento County, California, and the parties, for the purpose of any such suit or proceeding, irrevocably consent and submit to the personal and subject matter jurisdiction and venue of any such court in any such suit or proceeding.

          (b) AMENDMENTS AND WAIVERS. This Agreement may be amended or modified only with the mutual written consent of the each of the parties hereto. Notwithstanding the foregoing, any covenant, condition, or term contained in this Agreement may be waived, or a breach thereof may be excused as to that party individually, by a writing signed by the party or parties directly entitled to the benefits thereof or remedies therefor.

          (c) SURVIVAL OF WARRANTIES. The representations and covenants of the parties contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement for a period of two years from the date hereof, and shall in no way be affected by any investigation on the subject matter thereof made by or on behalf of the parties prior to the date hereof or during the said two-year period.

          (d) ASSIGNS; NO THIRD-PARTY BENEFICIARIES. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties
hereto and upon their respective permitted assigns.   Notwithstanding anything
to the contrary herein, no party's rights or obligations under this Agreement may be assigned without the prior written consent of the other party to this Agreement, and any such attempted assignment without such consent shall be void. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

          (e) PARTIAL VALIDITY; ENFORCEMENT. If the application of any provision or provisions of this Agreement to any particular facts or circumstances shall be held to be invalid or unenforceable by any court of competent jurisdiction, then (i) the validity and enforceability of such provision or provisions as applied to any other particular facts or circumstances and the validity of the other provisions of this Agreement shall not in any way be affected or impaired thereby, and (ii) such provision or provisions shall be reformed, without further action by the parties hereto, to and only to the extent necessary to make the same valid and enforceable when applied to such particular facts and circumstances.

          (f) EXPENSES. Each party hereto shall bear its own legal expenses, attorney's fees, and other costs incurred in connection herewith.

          (g) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes all agreements between the parties, written or oral, regarding the same.

          (h) COUNTERPARTS; EXHIBITS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          (i) NOTICES. Any notice required or permitted under this Agreement shall be given in writing and shall be addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties. Such notice shall be deemed effectively given upon (i) personal delivery to the party to be notified, (ii) three (3) days after it has been deposited with the United States Post Office, by registered or certified mail, return receipt requested, postage prepaid, (iii) the next business day after it has been deposited for next-day delivery with an overnight courier such as Federal Express, or (iv) when delivered by facsimile or electronic transmission, upon sender's receipt of a confirmation of receipt of facsimile or electronic transmission.

          (j) TITLES AND SUBTITLES. The titles and subtitles used in this Termination Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          (k) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.

          (l) BINDING EFFECT. The provisions of this Agreement shall be binding upon the parties, their successors and assigns.

AUTHORIZED SIGNATURES

     In order to bind the parties to this Agreement, their duly authorized representatives have signed their names below:

THE COMPANY:                  JAVA CENTRALE, INC.


                              By:  /s/ GARY C. NELSON
                                   --------------------------
                                   Gary C. Nelson
                                   Its President

          ADDRESS:                 1610 Arden Way, Suite 145
                                   Sacramento, CA 95815-1240
                                   Facsimile No.: (916) 568-1240

CONSULTANT:                   THE HAYDEN GROUP


                              By:  /s/ ROBERT GARTZMAN
                                   --------------------------
                                   Robert Gartzman
                                   --------------------------
                                   Its: President

          ADDRESS:                 12 NE 5th Avenue
                                   ------------------------
                                   Delray Beach, FLA 33483
                                   ------------------------
                                   ------------------------
                                   Facsimile No.: (561) 234-8885
                                                   ---  --------